90 Day Reduction in Compensation

This agreement (the "Agreement"), dated October 13, 2023 (the "Effective Date"), is made, between Chris Chapman ("Employee") and MIRA Pharmaceuticals, Inc. (the "Company"). The Employee and Company may hereinafter be referred to collectively as (the "Parties").

RECITALS

WHEREAS, the Employee is currently employed by the Company under the terms of an existing employment agreement (the "Employment Agreement") dated April 28, 2023, which sets forth the terms and conditions of employment between the Employee and the Company;

WHEREAS, after a review of the bonus compensation granted to Employee after the IPO the Company and Employee agree that the reduction in compensation is favorable to the Company;

WHEREAS, pursuant to an Action by Written Consent of the Compensation Committee on October 13th, 2023, the Compensation Committee deemed the reduction of compensation to be in the best interests of the Corporation and its stokcholders.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to temporarily reduce Employee's compensation as follows:

1. TEMPORARY REDUCTION IN COMPENSATION: Effective October 13, 2023, Employee's base salary of $150,000 per annum is temporarily reduced for a period of 90 days to $50,000 per annum.

2. REINSTATEMENT OF ORIGINAL COMPENSATION: Upon expiration of the 90-day period stated above, the Employee's compensation shall be reinstated to the amount stated in the Employment Agreement for $150,000 per annum without any further action by either party.

3. NO MODIFICATIONS TO OTHER TERMS: Except as expressly provided in this Agreement, all other terms and conditions of the Employment Agreement remain unchanged and in full force and effect.

4. ENTIRE AGREEMENT: This Agreement and the Employment Agreement contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior negotiations, understandings, and agreements between the Parties.

4. GOVERNING LAW; SEVERABILITY:

This Agreement will be governed by and construed in accordance with the laws of the State of Florida, without giving effect to that body of laws pertaining to conflict of law. If any provision

of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the foregoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then this Agreement will not be enforceable against such affected party and both parties agree to renegotiate such provision(s) in good faith.

COUNTERPARTS:

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its officer pursuant to the authority of its Compensation Committee, and the Employee has executed this Agreement, as of the day and year first written above.

MIRA PHARMACEUTICALS, INC.

DocuSigned by:
Michelle Yanez
FA6C0E10377F442...

By: Michelle Yanez
Title: Chief Financial Officer

DocuSigned by:
Chris Chapman, M.D.
79CA0B80120E4E0...

Chris Chapman, individually